UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

SANFORD EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52661

(Commission File Number)

N/A

(IRS Employer Identification No.)

1303-1323 Homer Street, Vancouver, British Columbia, Canada V6B 5T1

(Address of principal executive offices and Zip Code)

778-855-9681

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On September 18, 2007, we received notice from Gino Chitaroni, the registered claim co-holder of our former mineral property known as the Whitney Lake Property that he considers us to have breached our option agreement with him. On August 5, 2007, we had notified the Gino Chitaroni and Raven Resources Inc., the co-holders of the claims located on the Whitney Lake Property, that we were terminating our option to acquire the rights to the Whitney Lake Property. The relevant agreements are incorporated by reference as exhibits to this current report.

The demand is for payment of $50,000 to the registered holder and a demand for us to spend approximately $50,000 in work programs to keep the property in good standing, We will investigate the claims and will take appropriate action.

Item 9.01	Exhibits.
Exhibit
Number	Description
10.1	Agreement between Raven Resources Inc. and Emporio Explorations Corp. (incorporated by reference from our Form SB-2 filed on November 8, 2006)
10.2	Agreement between Emporio Explorations Corp. and Sanford Exploration (Canada) Inc. (incorporated by reference from our Form SB-2 filed on November 8, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANFORD EXPLORATION INC.

/s/ Fiore Aliperti

Fiore Alperti, President

Date: September 20, 2007